UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2025 (June 18, 2025)
Healthcare Realty Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-35568	20-4738467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Avenue, Suite 700	Nashville,	Tennessee	37203	(615)	269-8175
(Address of Principal Executive Office and Zip Code)				(Registrant’s telephone number, including area code)

www.healthcarerealty.com
(Internet address)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	HR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Departure of Directors

On June 18, 2025, Nancy H. Agee, Ajay Gupta, James J. Kilroy, Peter F. Lyle, Sr., and Christann M. Vasquez retired from the Board of Directors (the “Board”) of Healthcare Realty Trust Incorporated (the “Company”). Following the retirements, the Board immediately reduced its size from 12 to seven members. The executive officers of the Company are not aware of, and none of the retiring directors have informed the Company of, any disagreement with the Company on any matter relating to its operations, policies or practices.

Item 7.01	Regulation FD Disclosure.
On June 23, 2025, the Company issued a press release announcing the changes to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release issued by Healthcare Realty Trust Incorporated dated June 23, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Realty Trust Incorporated
Date: June 23, 2025	By:	/s/ Austen B. Helfrich
Name: Austen B. Helfrich
Title: Executive Vice President and Chief Financial Officer